UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to Section 240.14a-12
UNITED AMERICAN HEALTHCARE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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United American Healthcare Corporation 300 River Place Suite 4950 Detroit, MI 48207-5062
March 26, 2010
Dear Fellow Shareholder:
You may have recently received, or may be receiving soon, proxy solicitation materials from Strategic Turnaround Equity Partners, LP (Cayman) and its affiliates (the “Strategic Group”) including an opposition proxy statement, letter and proxy card.
THE BOARD OF DIRECTORS URGES YOU NOT TO RETURN ANY GOLD PROXY CARD SENT TO YOU
BY THE STRATEGIC GROUP OR ITS AFFILIATES.
United American Healthcare Corporation (“UAHC”) will soon be mailing all shareholders our proxy statement, together with a WHITE proxy card, for the upcoming Annual Meeting of Shareholders scheduled for April 23, 2010. Your Board of Directors is asking you to support the re-election at the Annual Meeting of all three of the incumbent directors. Our proxy materials will contain information about our nominees and the reasons why their election to UAHC’s Board is in your best interest.
Again, we urge you NOT to sign or return any proxy card that you may have received from the Strategic Group or its affiliates until you have had the opportunity to review our proxy materials. If you have any questions or need further information, please contact Georgeson Inc., which is assisting us in this solicitation, toll free at 1-800-903-2897.
On Behalf of Your Board of Directors,
Sincerely,
William C. Brooks
Chief Executive Officer
In connection with the UAHC’s Annual Meeting of Shareholders, UAHC has filed a preliminary proxy statement with the Securities and Exchange Commission and will file a definitive proxy statement with the Securities and Exchange Commission as soon as practicable. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by UAHC at the Securities and Exchange Commission’s website at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained free of charge by directing such request to Investor Relations, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207, telephone: (313) 393-4571, or on UAHC’s website at www.uahc.com.
UAHC and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from UAHC’s shareholders in connection with the Annual Meeting of Shareholders. Information concerning all of the UAHC’s participants in the solicitation is included in the preliminary proxy statement and will be included in the definitive proxy statement relating to the Annual Meeting of Shareholders when it becomes available.